EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of the Restated Nonqualified Deferred Compensation Plan of KinderCare Learning Centers, Inc. on Form S-8 of our report dated August 15, 1997, appearing in the Annual Report on Form 10-K of KinderCare Learning Centers, Inc. for the year ended May 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Portland, Oregon
June 19, 1998